UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                         April 16, 2007 (April 10, 2007)


                              DELCATH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                         001-16133                    06-1245881
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                 1100 SUMMER STREET, STAMFORD, CONNECTICUT 06905
          (Address of principal executive offices, including zip code)

                                 (203) 323-8668
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01- ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2007, Delcath Systems, Inc. (the "Company") issued a press release stating that it has entered into a Modification Agreement (the "Modification Agreement") with Laddcap Value Partners, LP, Laddcap Associates, LLC, and Laddcap Value Associates, LLC (collectively "Laddcap"). The Modification Agreement amends the October 8, 2006 Settlement Agreement (the "Settlement Agreement") previously entered into by the Company with Laddcap and allows Laddcap to increase its position in the Company, through open market purchases of the Company's shares, beyond the previous 14.9% limitation established under the Settlement Agreement to just under 20%. The Modification Agreement also provides that the Company will no longer be required to elect two directors nominated by Laddcap or to appoint at least one Laddcap nominee to each of its committees, as stipulated in the Settlement Agreement. The Board of Directors of the Company also voted unanimously to increase the threshold level for triggering the Shareholder Rights Plan ("Rights Plan") from 15% to 20%, effective immediately.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(a)      NOT APPLICABLE.
(b)      NOT APPLICABLE.
(c)      NOT APPLICABLE.

(d) EXHIBITS.

         EXHIBIT NO.           DESCRIPTION
       --------------          -------------

            10.1               Modification Agreement dated April 9, 2007
            99.1               Press Release dated April 10, 2007

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated:  April 16, 2007                           DELCATH SYSTEMS, INC.


                                                 By: /s/ Richard L. Taney
                                                     --------------------
                                                     Richard L. Taney
                                                     Chief Executive Officer


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